Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333‑273488 and 333-270153) and Form S-8 (File Nos. 333-231248, 333-188758, 333-140856, 333-124218, 333-85598, 333-266531 and 333-287195) of Ovintiv Inc. of our report dated February 23, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta

Canada

February 23, 2026